PO Box 211230, Eagan, MN 55121-9984

THRIVENT CORE FUNDS

Thrivent Core International Equity Fund

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [MAY 14, 2026]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES (the “Board”)

The undersigned shareholder of Thrivent Core International Equity Fund (the “Target Fund”), a series of Thrivent Core Funds, hereby appoints John D. Jackson and Jill M. Forte, and any one of them separately, proxies with full power of substitution in each, and hereby authorizes them to represent and to vote on the proposal, as designated on the reverse of this proxy card, at the Special Meeting of Shareholders to be held at 901 Marquette Avenue, Suite 2500, Minneapolis, MN 55402-3211 on [May 14, 2026], at [10:00 a.m. Central Time], and at any adjournment(s) or postponement(s) thereof, all of the shares of the Target Fund which the undersigned would be entitled to vote if personally present.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY CARD IS SIGNED AND RETURNED BUT NO CHOICE IS INDICATED, THE SHARES WILL BE VOTED “FOR” THE PROPOSAL, AS RECOMMENDED BY THE BOARD, AT THE DISCRETION OF THE PROXIES. PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND IN ACCORDANCE WITH THE VOTING STANDARDS SET FORTH IN THE PROSPECTUS/PROXY STATEMENT WITH RESPECT TO ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S) This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign in the box above

Date

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to be held on [May 14, 2026]

The Prospectus/Proxy Statement for this Special Meeting is available at

https://www.thriventfunds.com/support/fund-changes-and-mergers.html

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

PLEASE SIGN AND DATE THIS PROXY CARD ON THE

REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Trustees of the Target Fund unanimously recommends that you cast your vote “FOR” the proposal.

TO VOTE, MARK BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization pursuant to which the Target Fund will be reorganized with and into Thrivent International Large Cap ETF, a newly created series of Thrivent ETF Trust.	☐	☐	☐

Do you have questions? If you have any questions about how to vote your proxy card or about the Special Meeting in general, please call toll free 1-888-857-1281. Representatives are available to assist you Monday through Friday, from 10:00 a.m. to 11:00 p.m., Eastern Time.